Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE AGREEMENT

FOR

CYCLOADDITIONS IN BIOLOGICAL SYSTEMS PROMOTED BY STRAINED

II-BONDS

UC Case No.: B05-033

Serial Nos.: 60/624,202

Serial Nos.: 11/264,463

Serial Nos.: 12/049,034

This exclusive license agreement (“Agreement”) is effective December 16, 2009 (“Effective Date”), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1347 (“REGENTS”) and AMBRX, INC., a Delaware corporation having a principal place of business at 10975 North Torrey Pines Road, La Jolla, CA 92037 (“LICENSEE”). The parties agree as follows:

1.	BACKGROUND

1.1

REGENTS has an assignment of the [***] invented by Carolyn R. Bertozzi, Ph.D. an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The University of California, and Nicholas J. Agard, Ph.D., Jennifer A. Prescher, Ph.D., Ellen May Sletten, Ph.D., and Jeremy M. Baskin, employed by the University of California, Berkeley (the “INVENTION”), as described in REGENTS’ Case No. B05-033 and to the patents and patent applications under REGENTS’ PATENT RIGHTS as defined below, which are directed to the INVENTION.

1.2

Professor Carolyn Bertozzi of the Howard Hughes Medical Institute (HHMI) at the University of California, Berkeley campus assigned her rights in the INVENTIONS to HHMI and, pursuant to interinstitutional agreement UC Control Number 1996-

1

18-0017 between REGENTS and HHMI, HHMI has assigned the INVENTIONS to REGENTS.

1.3	LICENSEE has provided REGENTS with a commercialization plan for the INVENTION and business strategy in order to evaluate its capabilities as a LICENSEE.

1.4	REGENTS and LICENSEE wish to have the INVENTION perfected and marketed as soon as possible so that products resulting there from may be available for public use and benefit.

1.5

LICENSEE wishes to acquire a license under REGENTS’ PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, sell, offer for sale and import LICENSED PRODUCTS as defined below.

1.6

The development of the INVENTION was sponsored in part by various grants by U.S. Government agencies and, as a consequence, REGENTS elected to retain title to the Invention subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that REGENTS, in turn, grants to the U.S. Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the INVENTION for or on behalf of the U.S. Government throughout the world. The U.S. Government grant is National Institute of Health Contract No. GM58867.

1.7

In accordance with REGENTS’ interinstitutional agreement, UC Control No. 86-18-0017 with HHMI, REGENTS will grant to HHMI a paid up, non-exclusive, irrevocable license to use the INVENTION for its non-commercial purposes, but with no right to sublicense.

1.8	The REGENTS have granted, and may grant additional non-exclusive and/or exclusive licenses for REGENT’S PATENT RIGHTS for the fields-of-use not granted in this Agreement.

2.	DEFINITIONS

2.1	“REGENTS’ PATENT RIGHTS” means the claims of the following:

Ambrx, Inc. U.C. Case No.: B05-033	Page 2 of 26	Exclusive License Confidential

(a)	[***], filed on November 1, 2004 by Carolyn R. Bertozzi and Nicholas J. Agard (UC Case No. B05-033-1) entitled “Compositions and Methods for Modification of Biomolecules,” and assigned to the REGENTS;

(b)

[***], filed on October 31, 2005 by Carolyn R. Bertozzi, Nicholas J. Agard, Jennifer A. Prescher, and Jeremy M. Baskin (UC Case No.: B05-033-2) entitled “Compositions and Methods for Modification of Biomolecules,” and assigned to the REGENTS;

(c)

[***] filed on October 31, 2005 (Publication No. WO 2006/050262) by Carolyn R. Bertozzi, Nicholas J. Agard, Jennifer A. Prescher, and Jeremy M. Baskin, entitled “Compositions and Methods for Modification of Biomolecules,” and assigned to the REGENTS;

(d)

[***] filed by Carolyn R. Bertozzi and Nicholas J. Agard, Jennifer A. Prescher, and Jeremy M. Baskin, entitled “Compositions and Methods for Modification of Biomolecules,” and assigned to the REGENTS; and

(e)

continuing applications thereof including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the parent patent application), any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications.

2.2

“LICENSED PRODUCTS” means all kits, compositions of matter, articles of manufacture, materials, and products, the manufacture, use, SALE, offer for SALE, or import of which: a) would require the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, a valid claim of any issued, unexpired patent under REGENTS’ PATENT RIGHTS or a claim being prosecuted in a pending patent application under REGENTS’ PATENT RIGHTS. A claim in an issued patent under REGENTS’ PATENT RIGHTS will be presumed valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

2.3	“LICENSED METHOD” means any process or method the use or practice of which, but for the license pursuant to this Agreement, would infringe, or contribute

Ambrx, Inc. U.C. Case No.: B05-033	Page 3 of 26	Exclusive License Confidential

to or induce the infringement of, any issued or pending claim under REGENTS’ PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

2.4

“LICENSED FIELD OF USE” means, research and development and the right to manufacture, offer for sale, import and sell pharmaceutical polypeptides only for human and veterinary clinical therapeutic, diagnostic, imaging, or prophylactic uses and specifically excludes all other uses.

2.5

“NET SALES” means the gross invoice price charged, and the value of non-cash consideration owed to, LICENSEE or a sublicensee for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS, the less the sum of the following actual and customary deductions where applicable: [***]. For purposes of calculating NET SALES, a SALE to a sublicensee for end use by the sublicensee will be treated as a SALE at list price.

2.6

“AFFILIATE” of LICENSEE means any entity that, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct at least forty percent (40%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.7

“LICENSED TERRITORY” means United States of America, its territories and possessions, any foreign countries where REGENTS has filed or obtained corresponding foreign patents, and any other foreign countries throughout the world for which REGENTS may lawfully grant a license of REGENTS PATENT RIGHTS.

2.8

“SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method, for any use or for any consideration. Correspondingly, “SELL” means to make or cause to be made a SALE, and “SOLD” means to have made or caused to be made a SALE.

Ambrx, Inc. U.C. Case No.: B05-033	Page 4 of 26	Exclusive License Confidential

2.9	“LICENSED SERVICE” means a service provided using LICENSED PRODUCTS or LICENSED METHOD.

3.	GRANT

3.1

Subject to the terms and conditions of this Agreement, including the licenses granted to the United States Government and those reserved by HHMI, and the rights reserved in Paragraph 3.3, REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under REGENTS’ PATENT RIGHTS to make, have made, use, offer for SALE, import, export, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

3.2	The licenses under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last-to-expire patent under REGENTS’ PATENT RIGHTS.

3.3

Nothing in this Agreement will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTION, and to make and use the INVENTION, LICENSED PRODUCTS, and LICENSED SERVICES and practice LICENSED METHOD and associated technology for educational and research purposes, and to allow other educational and non-profit institutions to do so for educational and research purposes.

3.4

This Agreement will terminate immediately if LICENSEE files a claim, including in any way, the assertion that any portion of the REGENTS’ PATENT RIGHTS is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

3.5	LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its sublicensees.

3.6

The INVENTION was funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTION

Ambrx, Inc. U.C. Case No.: B05-033	Page 5 of 26	Exclusive License Confidential

and sold in the United States will be substantially manufactured in the United States.

4.	SUBLICENSES

4.1

REGENTS also grants to LICENSEE the right to sublicense to AFFILIATES and third parties the right to make, have made, use, offer for SALE, import, export, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD in the LICENSED FIELD OF USE, during the term of this Agreement. Every such sublicense will include:

(a)	a statement setting forth the date upon which LICENSEE’s exclusive rights, privileges, and license hereunder will expire;

(b)

as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 5 (License Issue Fee) and Paragraph 6.8 (minimum annual royalty);

(c)	a provision requiring payment of royalties to LICENSEE in an amount sufficient to permit LICENSEE to meet its royalty obligations to REGENTS at the rates and bases set forth in this Agreement;

(d)	a prohibition on the grant of further sublicenses; and

(e)	the same provision for indemnification of REGENTS and HHMI as has been provided for in this Agreement.

4.2

LICENSEE will pay to REGENTS [***] ([***]) of any up-front cash or cash consideration received for the grant of REGENTS’ PATENT RIGHTS under each sublicense agreement in addition to royalties (which are to be paid to the Regents under the provisions of Section 6 below).

4.3	LICENSEE will notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a copy of each such sublicense agreement.

4.4	AFFILIATES will have no licenses under REGENTS’ PATENT RIGHTS except as granted by sublicense pursuant to this Agreement.

Ambrx, Inc. U.C. Case No.: B05-033	Page 6 of 26	Exclusive License Confidential

4.5	For the purposes of this Agreement, the operations of all sublicensees shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.

4.6	LICENSEE will collect and guarantee payment of all monies and other consideration due REGENTS from sublicensees, and deliver all reports due REGENTS and received from sublicensees.

4.7

Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the sublicensee is in compliance with its sublicense agreement as of the date of such termination will remain in effect and will be assigned to REGENTS, except that REGENTS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

4.8

If REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case as established by such licensing professionals’ prior written records) or a third party discovers and notifies that licensing professional in writing that the INVENTION is useful for an application covered by the LICENSED FIELD OF USE, and the making, using, or selling of such application is dependent upon the infringement of any issued or granted patent in REGENTS’ PATENT RIGHTS, but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE (referred to herein as “New Application”), then REGENTS, as represented by the Office of Technology Licensing, shall give written notice with available detail to LICENSEE, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE.

LICENSEE shall have ninety (90) days to give REGENTS written notice stating whether LICENSEE elects to develop LICENSED PRODUCTS for the New Application, or LICENSEE requires additional information concerning New Application in order to make an evaluation thereof. If a third party is willing to move forward on a license, including diligence on the order of Article 7 herein, and LICENSEE insists it require additional information for over three months, then LICENSEE is deemed to have elected not to develop the proposed LICENSED PRODUCTS.

Ambrx, Inc. U.C. Case No.: B05-033	Page 7 of 26	Exclusive License Confidential

If LICENSEE elects to develop for commercialization the proposed LICENSED PRODUCTS for the new application, LICENSEE shall submit progress reports to REGENTS pursuant to Article 8.

If LICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the new application, REGENTS may seek a written proposal from (a) third party(ies) that are not direct competitors of LICENSEE in the research, development, and/or manufacture of LICENSED PRODUCTS or LICENSED METHODS to develop and commercialize the proposed LICENSED PRODUCTS for the New Application. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE. If the third party requests a sublicense under this Agreement, then LICENSEE shall report the request to REGENTS within thirty (30) days from the date of such written request. If the request results in a sublicense, then LICENSEE shall report it to REGENTS pursuant to Paragraph 4.3.

If LICENSEE refuses to grant a sublicense to the third party, then within thirty (30) days after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed sublicense. If REGENTS, at its sole discretion, following good-faith discussion and negotiation with LICENSEE on this matter, determines that the terms of the sublicense proposed by the third party are reasonable under the totality of the circumstances, taking into account LICENSEE’s LICENSED PRODUCTS in development, then REGENTS shall have the right to grant to the third party a license to make, have made, use, sell, offer for sale and import only the New Application for use in the LICENSED FIELD OF USE at substantially the same terms last proposed by LICENSEE to the third party providing royalty rates are at least equal to those paid by LICENSEE. In the event that REGENTS grants such a license to a third party as consideration lower than in Articles 5 and 6, then such lower royalty rate shall apply to LICENSEE for LICENSED PRODUCTS under this Agreement.

5.	LICENSE ISSUE FEE

5.1	LICENSEE will pay to REGENTS a license issue fee of two hundred thousand U.S. dollars ($200,000) within thirty (30) days after the execution of this AGREEMENT by both parties.

Ambrx, Inc. U.C. Case No.: B05-033	Page 8 of 26	Exclusive License Confidential

5.2

LICENSEE will also pay to REGENTS an annual license maintenance fee of twenty thousand U.S. dollars ($20,000) beginning on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter for the term of the AGREEMENT. Notwithstanding the foregoing, the license maintenance fee will not be due and payable on any anniversary of the Effective Date, if on such date the LICENSEE is SELLING or otherwise exploiting LICENSED PRODUCTS or LICENSED SERVICES, and it pays an earned royalty to The REGENTS on the NET SALES of such LICENSED PRODUCTS or LICENSED SERVICES.

5.3

The fees set forth in Articles 5.1 and 5.2 above are not refundable, non-creditable, and not an advance against any fees, royalties, other monies, or reimbursement of patent prosecution costs required to be paid under the terms of this AGREEMENT.

6.	ROYALTIES

6.1	LICENSEE will pay to REGENTS earned royalties at the rate of [***] ([***]) of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS.

6.2	Royalties will be payable on SALES covered by both pending patent applications that have been pending and not issued for no more than [***] ([***]) years, and issued patents.

6.3	Royalties accruing to REGENTS will be paid to REGENTS semi-annually within sixty (60) days after the half year ending of each year.

6.4	LICENSEE will pay to REGENTS a milestone payment of [***] ([***]) within [***] ([***]) days of [***].

6.5	LICENSEE will pay to REGENTS a milestone payment of [***] ([***]) within [***] ([***]) days of filing by or on behalf of LICENSEE [***].

6.6	LICENSEE will pay to REGENTS a milestone payment of [***] ([***]) within [***] ([***]) days of the [***].

6.7

Beginning in the calendar year after the first occurrence of SALES, and in each succeeding calendar year thereafter LICENSEE will pay to REGENTS a [***] royalty of [***] ([***]) [***]. This [***] royalty will be paid to REGENTS by

Ambrx, Inc. U.C. Case No.: B05-033	Page 9 of 26	Exclusive License Confidential

February 28 of each year and will be credited against [***] due and owing for the calendar year in which the [***] payment is made.

6.8

All payments due REGENTS will be payable in United States dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

6.9

Payments due for SALES occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges.

6.10	LICENSEE will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to REGENTS at the address shown in Article 23 (Notices).

6.11

If any patent or patent application, or any claim thereof, included within REGENTS’ PATENT RIGHTS expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

7.	DUE DILIGENCE

7.1

LICENSEE, upon execution of this Agreement, will diligently proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD and will diligently market them in quantities sufficient to meet the market demand.

Ambrx, Inc. U.C. Case No.: B05-033	Page 10 of 26	Exclusive License Confidential

7.2	In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following objectives in its due diligence activities under this Agreement:

(a)	Demonstrate that the [***].

(b)	Demonstrate [***].

(c)	Demonstrate [***].

(d)	Demonstrate [***].

(e)	Initiation of [***].

(f)	[***].

(g)	[***].

7.3

If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1 and 7.2, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation for a period of [***] ([***]) months upon the payment of [***] ([***]) within [***] ([***]) days of the date to be extended for each such extension option exercised by LICENSEE. LICENSEE may further extend the target date of any diligence obligation for an additional [***] ([***]) months upon payment of an additional [***] ([***]). Additional extensions may be granted only by mutual written agreement of the parties to this Agreement. These payments are in addition to the [***] payments specified in Paragraph 6.4. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this Agreement or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS’ sole remedy for breach of Paragraph 7.1 or 7.2.

7.4

At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by arbitration conducted in San Francisco, California in accordance with the then current

Ambrx, Inc. U.C. Case No.: B05-033	Page 11 of 26	Exclusive License Confidential

Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE’s rights under this Agreement but will not have the authority to award monetary damages or grant equitable relief.

7.5

To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of any alleged deficiency in meeting the obligations set forth in Section 7.1, 7.2, and 7.3. LICENSEE thereafter has [***] ([***]) days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [***] ([***])—day period, then REGENTS may, at its option, either terminate the Agreement or reduce LICENSEE’s exclusive license to a non-exclusive license by giving written notice to LICENSEE. These notices will be subject to Article 23 (Notices).

8.	PROGRESS AND ROYALTY REPORTS

8.1

For the period beginning January 2010 LICENSEE will submit to REGENTS a semi-annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the first SALE occurs in the United States.

8.2

Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any sublicensees so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (but not be limited to) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the licensed territories; and sublicensee’s activities during the reporting period.

Ambrx, Inc. U.C. Case No.: B05-033	Page 12 of 26	Exclusive License Confidential

8.3	LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

8.4

After the first SALE anywhere in the world, LICENSEE will make semi-annual reports to REGENTS within sixty (60) days after the half year ending of each year. Each such royalty report will include at least the following:

(a)	The number of LICENSED PRODUCTS manufactured and the number SOLD;

(b)	Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;

(c)	NET SALES pursuant to Paragraph 2.5;

(d)	Total royalties due REGENTS; and

(e)	Names and addresses of any new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.

8.5	If no SALES have occurred during the report period, a statement to this effect is required in the royalty report for that period.

9.	BOOKS AND RECORDS

9.1

LICENSEE will keep full, true, and accurate books and records containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this Agreement. Said books and records will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and records and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for five (5) years following the end of the calendar year to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Such representatives will be bound to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this Agreement to REGENTS.

Ambrx, Inc. U.C. Case No.: B05-033	Page 13 of 26	Exclusive License Confidential

9.2

The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than [***] ([***]) of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

10.	LIFE OF THE AGREEMENT

10.1

Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application of REGENTS’ PATENT RIGHTS licensed under this Agreement, whichever is later.

10.2	Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

Article 2	Definitions
Article 4	Sublicenses
Article 9	Books and Records
Article 10	Life of the Agreement
Article 13	Disposition of Licensed Products Upon Termination
Article 16	Use of Names and Trademarks
Article 17	Limited Warranties
Article 19	Indemnification
Article 23	Notices
Article 24	Late Payments
Article 26	Confidentiality
Article 29	Applicable Law, Venue, Attorney’s Fees
Article 30	HHMI Third-Party Beneficiary Status

10.3

Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

11.	TERMINATION BY REGENTS

Ambrx, Inc. U.C. Case No.: B05-033	Page 14 of 26	Exclusive License Confidential

11.1

If LICENSEE should violate or fail to perform any term of this Agreement, then REGENTS may give written notice of such default (“Notice of Default”) to LICENSEE. If LICENSEE should fail to repair such default within [***] ([***]) days of the effective date of such notice, REGENTS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement will automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.	TERMINATION BY LICENSEE

12.1

LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS’ PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this Agreement will be effective [***] ([***]) days after the effective date of such notice.

12.2

Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

13.1

Upon termination of this Agreement, for a period of [***] ([***]) days after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALES will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.	PATENT PROSECUTION AND MAINTENANCE

Ambrx, Inc. U.C. Case No.: B05-033	Page 15 of 26	Exclusive License Confidential

14.1

REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement REGENTS’ out of pocket costs under Article 14.3 below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION shall be subject to the approval of LICENSEE. If LICENSEE rejects three of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2

REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this Agreement.

14.3

Subject to Paragraphs 14.4 and 14.5, and to the extent as set forth in Paragraph 14.1 herein, [***] past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by [***], so long as the licenses granted to LICENSEE herein are exclusive. Payments are due within thirty (30) days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, 7.5, or 14.1 and REGENTS grants additional license(s) in the human and veterinary clinical FIELD OF USE, the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be [***] among the licensed parties from the effective date of each subsequently granted license agreement.

Ambrx, Inc. U.C. Case No.: B05-033	Page 16 of 26	Exclusive License Confidential

14.4

LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs as set forth in Paragraph 14.1 and 14.3 herein, will continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon three (3) months’ written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.	MARKING

15.1

Prior to the issuance of patents under REGENTS’ PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCT(S) (or their containers or labels) made, sold, licensed or otherwise disposed of by it in the United States under the license granted in this Agreement with the words “Patent Pending,” and following the issuance in the United States of one or more patents under REGENTS’ PATENT RIGHTS, with the numbers of the REGENTS’ PATENT RIGHTS. All LICENSED PRODUCTS shipped to, manufactured, or sold in other countries will be marked in such manner as to conform with the patent laws and practice of such countries.

16.	USE OF NAMES AND TRADEMARKS

16.1

Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law the use, by LICENSEE or AFFILIATES, of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited. LICENSEE, and its AFFILIATES shall not use the name “Howard Hughes Medical Institute”, “HHMI”, its logo, or the name or abbreviation of the name of any HHMI trustee, officer, director, or employee in advertising, publicity or other promotional activities that relate to refer to this Agreement, any sublicense, or any activities contemplated hereby or thereby.

17.	LIMITED WARRANTIES

Ambrx, Inc. U.C. Case No.: B05-033	Page 17 of 26	Exclusive License Confidential

17.1	REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

17.2

This license and the associated INVENTION are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, THE LICENSED PRODUCTS OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3

IN NO EVENT WILL REGENTS OR HHMI BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, LICENSED METHOD OR LICENSED PRODUCTS.

17.4	Nothing in this Agreement is or shall be construed as:

(a)	A warranty or representation by REGENTS or HHMI as to the validity, enforceability or scope of any REGENTS’ PATENT RIGHTS; or

(b)	A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)	An obligation to bring or prosecute actions or suits against third parties for patent infringement; or

(d)

Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS or HHMI other than REGENTS’ PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or

(e)	An obligation to furnish any know-how not provided in REGENTS’ PATENT RIGHTS.

18.	PATENT INFRINGEMENT

18.1

In the event that LICENSEE learns of the substantial infringement of any REGENTS’ PATENT RIGHTS under this Agreement, LICENSEE will promptly provide REGENTS with notice and reasonable evidence of such infringement

Ambrx, Inc. U.C. Case No.: B05-033	Page 18 of 26	Exclusive License Confidential

(“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

18.2

If the infringing activity of potential commercial significance has not been abated within [***] ([***]) days following the effective date of the Infringement Notice, LICENSEE may institute suit for patent infringement against the infringer. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent. If, in a suit initiated by LICENSEE, REGENTS is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of counsel that REGENTS selects and retains to represent it in the suit.

If, within [***] ([***]) days following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.3

Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party, but in no event will REGENTS’ share be less than [***] ([***]

Ambrx, Inc. U.C. Case No.: B05-033	Page 19 of 26	Exclusive License Confidential

18.4	) of such remaining amount if REGENTS is a party.

18.5

Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSE.

18.6	Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this Agreement.

19.	INDEMNIFICATION

19.1

LICENSEE will (and LICENSEE will require AFFILIATES to) indemnify, hold harmless, and defend by counsel reasonably acceptable to REGENTS and/or HHMI (as applicable), REGENTS, its officers, employees, and agents; and HHMI, and its trustees, officers, employees, and agents; sponsor(s) of the research that led to the INVENTION; and the inventors of any patents and patent applications in REGENTS’ PATENT RIGHTS and their employers from and against any and all claims, liabilities, deficiencies, obligations, suits, losses, damages, costs, fees, and expenses of any kind or nature, based upon, resulting from, relating to or arising from this Agreement after the Effective Date including without limitation any cause of action relating to product liability.

19.2

The LICENSEE, at its sole costs and expense, will insure its activities in connection with the work under this Agreement and will obtain, keep in force and maintain insurance as follows: (or an equivalent program of self-insurance)

(a)	Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	[	***]
Products/Completed Operations Aggregate	[	***]
Personal and Advertising Injury	[	***]
General Aggregate	[	***]

If the above insurance is written on a claims-made form, it shall continue for [***] ([***]) years following termination or expiration of this

Ambrx, Inc. U.C. Case No.: B05-033	Page 20 of 26	Exclusive License Confidential

Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

(b)	Worker’s Compensation as legally required in the jurisdiction in which LICENSEE is doing business.

19.3

The coverage and limits referred to in Subparagraphs 19.2a and 19.2b above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)

provide for [***] ([***]) days’ ([***] ([***]) days for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverages;

(b)	indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph 19.2; and

(c)	include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.

19.4

REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.	COMPLIANCE WITH LAWS

20.1

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain

Ambrx, Inc. U.C. Case No.: B05-033	Page 21 of 26	Exclusive License Confidential

technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

21.	GOVERNMENT APPROVAL OR REGISTRATION

21.1

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.	ASSIGNMENT

22.1

This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This Agreement will be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this Agreement to an acquirer of all or substantially all of LICENSEE’s stock, assets or business to which this Agreement pertains.

23.	NOTICES

23.1

All notices under this Agreement will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed as follows:

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94704-1347
Attn.: Director (UC Case No.: B05-033)

To LICENSEE:	Ambrx, Inc.
10975 North Torrey Pines Road
La Jolla, CA 92037

Ambrx, Inc. U.C. Case No.: B05-033	Page 22 of 26	Exclusive License Confidential

Tel: (858) 875-2400
Attn.: Legal Department

Either party may change its address upon written notice to the other party.

24.	LATE PAYMENTS

24.1

If monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of [***] ([***]) per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this Agreement.

25.	WAIVER

25.1

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.	CONFIDENTIALITY

26.1

Each party will hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this Agreement, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature. This obligation will expire five (5) years after the termination or expiration of this Agreement.

26.2	Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

(a)

at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

Ambrx, Inc. U.C. Case No.: B05-033	Page 23 of 26	Exclusive License Confidential

(b)	the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c)	is independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)	is subject to disclosure under the California Public Records Act or other requirements of law.

26.3

REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS’ PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure.

26.4

LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

27.	FORCE MAJEURE

27.1	Except for LICENSEE’s obligation to make any payments to REGENTS hereunder, the parties to this Agreement shall be excused from any performance

Ambrx, Inc. U.C. Case No.: B05-033	Page 24 of 26	Exclusive License Confidential

required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume.

28.	SEVERABILITY

28.1

The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.	APPLICABLE LAW, VENUE, ATTORNEYS’ FEES

29.1

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this Agreement will be conducted in San Francisco, California. The prevailing party in any legal action under this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

30.	HHMI THIRD PARTY BENEFICIARY STATUS

30.1

HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

31.	SCOPE OF AGREEMENT

31.1

This Agreement incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

Ambrx, Inc. U.C. Case No.: B05-033	Page 25 of 26	Exclusive License Confidential

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA	AMBRX, INC.

By	/s/ Irvin J. Mettler	By	/s/ Stephen W. Kaldor
	Irvin J. Mettler, Ph.D.	Printed Name Stephen W. Kaldor, Ph.D.
	Associate Director	Title President & CEO
Office of Technology Licensing

Date Dec. 17, 2009	Date December 16, 2009

Ambrx, Inc. U.C. Case No.: B05-033	Page 26 of 26	Exclusive License Confidential